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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 Innocent, Inc.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

             NEVADA                      5140                    Pending
          -------------          ----------------------      ----------------
          (State or other          Standard Industrial         IRS Employer
           jurisdiction of           Classification            Identification
           incorporation or             Number
           organization)

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Vera Barinova
Chief Executive Officer
755 Baywood Drive,2nd Floor
Petaluma, CA 94954
------------------------------
(Name, Address and Telephone Number
Of Principal Executive Offices and
Agent for Service)
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Copies of communications to:

Diane J. Harrison, Esq.
HARRISON LAW, P.A.
6860 Gulfport Blvd. S. No. 162
South Pasadena, FL  33707
Office:  (941) 723-7564
Fax:  (941) 531-4935
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     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Large Accelerated Filer [ ] Accelerated Filer [ ] Non-Accelerated Filer [ ] Smaller reporting Company [ ] (Do not check if a smaller reporting company)

                      CALCULATION OF REGISTRATION FEE
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TITLE OF EACH                PROPOSED      PROPOSED
CLASS OF                     MAXIMUM       MAXIMUM
SECURITIES                   OFFERING      AGGREGATE     AMOUNT OF
TO BE         AMOUNT TO BE   PRICE PER     OFFERING      REGISTRATION
REGISTERED    REGISTERED     SHARE (1)     PRICE (2)     FEE (2)
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Common stock  3,000,000       $0.010       $30,000        $ 1.18
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(1) Based on the last sales price on October 27, 2007.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 31, 2008

                                   PROSPECTUS
                                 Innocent, Inc.
                                3,000,000 SHARES
                                  COMMON STOCK
                                -----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.


THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON BEGINNING ON PAGE 7

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The selling shareholders will sell our shares at $0.010 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.


              The Date Of This Prospectus Is: March 31, 2008

                                TABLE OF CONTENTS
                                -----------------
                                                                           Page
                                                                           ----
PROSPECTUS SUMMARY............................................................1
SUMMARY FINANCIAL DATA........................................................2
RISK FACTORS..................................................................2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS............................11
USE OF PROCEEDS..............................................................12
DETERMINATION OF OFFERING PRICE..............................................12
SELLING SECURITY HOLDERS.....................................................12
PLAN OF DISTRIBUTION.........................................................13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS........................................................15
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE.....................................................18
DESCRIPTION OF OUR BUSINESS AND PROPERTIES...................................18
DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS............................24
EXECUTIVE COMPENSATION.......................................................25
DESCRIPTION OF SECURITIES....................................................26
MARKET FOR COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS.................27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT TRANSACTIONS
WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS..................27
LEGAL PROCEEDINGS............................................................28
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES...................................................29
INTEREST OF NAMED EXPERTS AND COUNSEL........................................29
ADDITIONAL INFORMATION.......................................................29
FINANCIAL STATEMENTS.........................................................30


You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 4. References to "we," "us," "our," "Innocent," or the "company" mean Innocent, Inc..

Prospective investors are urged to read this prospectus in its entirety.

We commenced our operations in 2007 by selling grocery items from North American manufacturers to a distributor in Eastern Europe. We were formed as a corporation pursuant to the laws of the State of Nevada on September 27, 2006. On October 22, 2007, we entered into an agreement with Neonovi Gorod ("Neon City"), a distributor located in Russian Federation whereby Neon City was granted the non-exclusive and non-assignable right to re-sell products supplied by Innocent.

Our principal offices are located at 755 Baywood Drive, 2nd Floor, Petaluma, California. Our telephone number is (707) 658-4650.

The Offering:

Securities Being Offered Up to 3,000,000 shares of common stock.

Offering Price               The  selling  shareholders will sell our shares at
                             $0.010 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.
                             There is no guarantee that our shares will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination                  of the Offering The offering will conclude when all
                             of the 3,000,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144.

Securities Issued
And to be Issued 7,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds We will not receive any proceeds from the sale of the common stock by the selling shareholders.

SUMMARY FINANCIAL DATA

     The following selected financial data have been derived from the Company's financial statements which have been audited by Moore & Associates Chartered, an independent registered public accounting firm, as of and for the period ended at November 30, 2007, and the related statements of operations, stockholders' equity and cash flows for the period ended November 30, 2007. The summary financial data as of November 30, 2007, are derived from our audited financial statements, which are included elsewhere in this prospectus. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this Prospectus and the Financial Statements and notes thereto included in this Prospectus.


Balance Sheet                       November 30, 2007
                                    -----------------
                                        (audited)


Cash                                       $ 29,745
Total Assets                               $ 32,398
Liabilities                                $ 14,393
Total Stockholders' Equity                 $ 18,005


                                   Statement of Operations
                                    From Incorporation on
                             September 27, 2006 to November 30, 2007
                             ---------------------------------------
                                          (audited)

Revenue                                    $    653
Net Loss                                   $(15,995)


RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

INDUSTRY RISK FACTORS
---------------------

WE FACE RISKS ASSOCIATED WITH CHANGING INDUSTRY

The food marketing and distribution industry is undergoing accelerated change as producers, manufacturers, distributors and retailers seek to lower costs and increase services in a highly competitive environment of relatively static overall demand. Failure to develop a successful response to changing market conditions over the long term could have a material adverse effect on the Company's business and financial condition.

WE ARE IN A LOW MARGIN BUSINESS AND ITS PROFITABILITY MAY BE NEGATIVELY IMPACTED BY FOOD PRICE DEFLATION AND OTHER FACTORS.

The food marketing and distribution industry is characterized by relatively high inventory turnover with relatively low profit margins. The Company intends to make a significant portion of its sales at prices that are based on the cost of products it re-sells plus a percentage markup. As a result, the Company's profit levels may be negatively impacted during periods of food price deflation, even though its gross profit percentage may remain relatively constant. The food marketing and distribution industry is sensitive to international, national and regional economic conditions. The Company's operating results may be adversely affected by other factors, including difficulties with the collectability of accounts receivable, inventory control, competitive price pressures, severe weather conditions and unexpected increases in fuel or other transportation-related costs. Therefore the Company can provide no assurance that one or more of these factors will not adversely affect its future operating results.

OUR INTERNATIONAL OPERATIONS INVOLVE MANY RISKS.

We are subject to the risks generally associated with doing business abroad. These risks include foreign laws and regulations, foreign consumer preferences, political unrest, disruptions or delays in shipments and changes in economic conditions in countries to which we sell products. These factors, among others, may affect our cost of doing business and our ability to sell products. If any of these or other factors make the conduct of business in Russia undesirable or impractical, our business may be materially and adversely affected.

WE OPERATE IN VERY COMPETITIVE MARKETS.

Competition in the food marketing and distribution industry is intense. The Company's primary competitors are multinational food distributors (such as Kraft Foods, Inc., Nestle, etc.), national food distributors, and regional food distributors who distribute its product lines in overseas markets. The principal competitive factors include product price, quality and assortment of product lines, schedules and reliability of delivery, and the range and quality of customer services. Our competitors are well established and significantly better funded than us. Due to limited financing, and fierce competition from multinational food distributors we may not be able to generate revenues and will have to cease operations.

BECAUSE WE WILL BE SELLING FOOD PRODUCTS, WE MAY FACE THE RISK OF EXPOSURE TO PRODUCT LIABILITY CLAIMS.

Innocent, like any other re-seller of food products, faces the risk of exposure to product liability claims in the event that the use of products re-sold by it causes injury or illness. With respect to product liability claims, the Company will seek contractual indemnification and insurance coverage from parties supplying its products, but this indemnification or insurance coverage is limited, as a practical matter, to the creditworthiness of the indemnifying party and the policy limits of any insurance provided by suppliers. If Innocent will not have adequate insurance or contractual indemnification available, product liability relating to defective products could materially reduce its net income and earnings per share.

BECAUSE WE HAVE NO  LONG-TERM  CONTRACTS  WITH  SUPPLIES  AND DO NOT CONTROL THE
ACTUAL PRODUCTION OF THE PRODUCTS WE RE-SELL, WE MAY BE UNABLE TO MAINTAIN ADEQUATE INVENTORY OF THE PRODUCTS.

Innocent intends to obtain all of its food products from third-party suppliers. The company does not plan to have long-term contracts with its suppliers committing them to provide products to it. Although the Company's purchasing volume should provide leverage when dealing with suppliers, suppliers may not provide the food products and supplies Innocent needs in the quantities it requests. Because the Company does not control the actual production of the products it re-sells, the Company is also subject to delays caused by interruption in production based on conditions outside its control. These conditions include job actions or strikes by employees of suppliers, weather, crop conditions, transportation interruptions and natural disasters or other catastrophic events. Innocent's inability to obtain adequate supplies of its food products, as a result of any of the foregoing factors or otherwise, could mean that Innocent could not fulfill its obligations to customers, and customers may turn to other wholesalers or distributors.

WE MAY BE ADVERSELY AFFECTED BY CURRENCY EXCHANGE RATE FLUCTUATIONS

Although we generally purchase products in U.S. dollars, the cost of these products, which will be shipped overseas, may be affected by changes in the value of the relevant currencies. Price increases caused by currency exchange rate fluctuations may make our products less competitive or have an adverse effect on our margins. Our international revenues and expenses generally are derived from sales and operations in foreign currencies, and these revenues and expenses may be materially affected by currency fluctuations, including amounts recorded in foreign currencies and translated into U.S. dollars for financial reporting. As a result, foreign currency fluctuations may have a material adverse effect on our results of operations and financial condition.


COMPANY RISK FACTORS
--------------------

THERE IS SUBSTANTIAL UNCERTAINTY AS TO WHETHER WE WILL CONTINUE OPERATIONS.

If we discontinue operations, you could lose your investment. Our auditors have discussed their uncertainty regarding our business operations in their audit report dated February 25, 2008. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your entire investment.

WE LACK AN OPERATING HISTORY AND HAVE LOSSESS WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

There is no assurance that our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, our business will fail. We were incorporated on September 27, 2006 and we have realized revenues of $653 during the period from Incorporation on September 27, 2006 to November 30, 2007, while we have incurred net loss of $15,995 in the same period. We have very little operating history upon which an evaluation of our future success or failure can be made. Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses which may exceed expected revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and re-sale of food product lines. We have generated $653 in revenue from operations to date. In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the funds necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan. We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds presently available to us is through the sale of additional shares of common stock.


BECAUSE OUR MANAGEMENT DOES NOT HAVE PRIOR EXPERIENCE IN FOOD SALES AND MARKETING, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our directors do not have experience in food sales and marketing industry. As a result, we may not be able to recognize and take advantage of opportunities without the aid of qualified marketing and business development consultants. Our directors' decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.


WE DEPEND ON KEY PERSONNEL

Our future success will depend in part on the continued service of key personnel, particularly Vera Barinova, our President and Chief Executive Officer. Our future success will also depend on our ability to attract and retain key managers, sales people and others. We face intense competition for these individuals from well established multinational, national and regional food marketing and distribution companies. We may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on our results of operations and financial condition.


BECAUSE OUR DIRECTORS OWN 57.14% OF OUR  OUTSTANDING  STOCK,  THEY WILL MAKE AND
CONTROL   CORPORATE   DECISIONS   THAT  MAY  BE   DISADVANTAGEOUS   TO  MINORITY
SHAREHOLDERS.

Our directors, own approximately 57.14% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.

The interests of these individuals may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FAILURE TO ACHIEVE AND MAINTAIN  EFFECTIVE  INTERNAL CONTROLS IN ACCORDANCE WITH
SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures. If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires of publicly traded companies.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, beginning with our annual report on Form 10-K for our fiscal period ending August 31, 2007, we will be required to prepare assessments regarding internal controls over financial reporting and beginning with our annual report on Form 10-K for our fiscal period ending August 31, 2008, furnish a report by our management on our internal control over financial reporting. We have begun the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. There also can be no assurance that our auditors will be able to issue an unqualified opinion on management's assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future. Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING
-----------------------------------------------------------
THERE IS NO PUBLIC (TRADING) MARKET FOR OUR COMMON STOCK AND THERE IS NO ASSURANCE THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE OR DEALERS' NETWORK; THEREFORE, OUR INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock. Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:


     -    variations in our quarterly operating results;

          changes in general economic conditions and in the biofuel industry;

     -    changes in market valuations of similar companies;

     - announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

     -    loss of a major customer, partner or joint venture participant; and

     -    the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

ONCE PUBLICLY TRADING, THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES. THE SECURITIES AND EXCHANGE COMMISSION

HAS ADOPTED RULE 3A51-1 WHICH ESTABLISHES THE DEFINITION OF A "PENNY STOCK," FOR THE PURPOSES RELEVANT TO US, AS ANY EQUITY SECURITY THAT HAS A MARKET PRICE OF LESS THAN $5.00 PER SHARE OR WITH AN EXERCISE PRICE OF LESS THAN $5.00 PER SHARE, SUBJECT TO CERTAIN EXCEPTIONS. FOR ANY TRANSACTION INVOLVING A PENNY STOCK, UNLESS EXEMPT, RULE 15G-9 REQUIRE:


      - that a broker or dealer approve a person's account for transactions in penny stocks; and


      - the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

 In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      - obtain financial information and investment experience objectives of the person; and


      - make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:


     - sets forth the basis on which the broker or dealer made the suitability determination; and

     - that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     - Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" o rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF PROFITS WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION, THEREBY DIVERTING OUR RESOURCES THAT MAY HAVE A MATERIAL EFFECT ON OUR PROFITABILITY AND RESULTS OF OPERATIONS.

As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY, WHICH COULD AFFECT OUR PROFITABILITY AND OPERATING RESULTS.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Nasdaq National Market and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

YOU COULD BE DILUTED FROM OUR FUTURE ISSUANCE OF CAPITAL STOCK AND DERIVATIVE SECURITIES.

As of November 30, 2007, we had 7,000,000 shares of common stock outstanding and no shares of preferred stock outstanding. We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock or preferred stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

WE HAVE NOT AND DO NOT INTEND TO PAY ANY DIVIDENDS. AS A RESULT, YOU MAY ONLY BE ABLE TO OBTAIN A RETURN ON INVESTMENT IN OUR COMMON STOCK IF ITS VALUE INCREASES.
We have not paid dividends in the past and do not plan to pay dividends in the near future. We expect to retain earnings to finance and develop our business. In addition, the payment of future dividends will be directly dependent upon our earnings, our financial needs and other similarly unpredictable factors. As a result, the success of an investment in our common stock will depend upon future appreciation in its value. The price of our common stock may not appreciate in value or even maintain the price at which you purchased our shares.

THE SELLING STOCKHOLDERS MAY SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

The selling stockholders may sell in the public market up to 3,000,000 shares of common stock being registered in this offering. That means that up to 3,000,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of the Company and the non-registered shareholders will continue to be subject to the provisions of various insider trading and rule 144 regulations. Consequently, if shareholders are selling shares pursuant to the prospectus underlying this registration statement, it may be more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all as public market sales by our shareholder may deflate the market price of our stock.

THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK UNDER THE ACCOMPANYING REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES

      In many circumstances the issuance of securities for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if we have not performed in such a manner to show that the debt raised will be used to grow the Company. Such an event could place further downward pressure on the price of common stock.

      If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline more so which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop. In some companies that have been subjected to short sales their stock price has dropped to near zero. We cannot provide any assurances that this situation will not happen to us.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally
identifiable   by  use  of  the  words  "may,"   "will,"   "should,"   "expect,"
"anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our products, our potential profitability, and cash flows (b) our growth strategies, (c) anticipated trends in the food industry, (d) our future financing plans and (e) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.010 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution
--------
The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering all of the 3,000,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on October 27, 2007.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                        TOTAL NUMBER
                                        OF SHARES TO   TOTAL SHARES  PERCENT
                                        BE OFFERED FOR OWNED UPON    OWNED UPON
NAME OF                   SHARES OWNED  SELLING        COMPLETION    COMPLETION
SELLING                   PRIOR TO THIS SHAREHOLDERS   OF THIS       OF THIS
STOCKHOLDER               OFFERING      ACCOUNT        OFFERING      OFFERING
-------------------------------------------------------------------------------
Ksenia Yujaninova         100,000       100,000        Nil           Nil
Alisa Goncharova          100,000       100,000        Nil           Nil
Alexander Cheremnih       100,000       100,000        Nil           Nil
Olga Shenberger           100,000       100,000        Nil           Nil
Anton Morozov             100,000       100,000        Nil           Nil
Ilya Burakov              100,000       100,000        Nil           Nil
Grigori Laptev            100,000       100,000        Nil           Nil
Alena Timonina            100,000       100,000        Nil           Nil
Andrei Ibragimov          100,000       100,000        Nil           Nil
Anton Pogodaev            100,000       100,000        Nil           Nil
Nikolai Volvich           100,000       100,000        Nil           Nil
Ruslan Firsov             100,000       100,000        Nil           Nil
Tatyana Raizvikh          100,000       100,000        Nil           Nil
Olga Sharapova            100,000       100,000        Nil           Nil
Oksana Zaida              100,000       100,000        Nil           Nil

                                                                        Cont'd

                                        TOTAL NUMBER
                                        OF SHARES TO   TOTAL SHARES  PERCENT
                                        BE OFFERED FOR OWNED UPON    OWNED UPON
NAME OF                   SHARES OWNED  SELLING        COMPLETION    COMPLETION
SELLING                   PRIOR TO THIS SHAREHOLDERS   OF THIS       OF THIS
STOCKHOLDER               OFFERING      ACCOUNT        OFFERING      OFFERING
-------------------------------------------------------------------------------


Dmitri Kolmakov           100,000       100,000        Nil           Nil
Alesya Silina             100,000       100,000        Nil           Nil
Evgenia Avramenko         100,000       100,000        Nil           Nil
Anjelika Krivonosova      100,000       100,000        Nil           Nil
Pavel Kirillov            100,000       100,000        Nil           Nil
Ekaterina Afanaseva       100,000       100,000        Nil           Nil
Evgenia Fursenko          100,000       100,000        Nil           Nil
Elena Pogorelova          100,000       100,000        Nil           Nil
Pavel Mihaljkov           100,000       100,000        Nil           Nil
Violetta Vorosova         100,000       100,000        Nil           Nil
Irina Krasnova            100,000       100,000        Nil           Nil
Maria Bolotskaya          100,000       100,000        Nil           Nil
Tatyana Kozlova           100,000       100,000        Nil           Nil
Elena Ionicheva           100,000       100,000        Nil           Nil
Anna Yakovleva            100,000       100,000        Nil           Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,000,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.


PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell their shares at $0.010 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted on the OTC Bulletin Board. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfil the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:


  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties

  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary  actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      Management's Discussion and Analysis contains various "forward looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding future events or the future financial performance of the Company that involve risks and uncertainties. Certain statements included in this S-1, including, without limitation, statements related to anticipated cash flow sources and uses, and words including but not limited to "anticipates", "believes", "plans", "expects", "future" and similar statements or expressions, identify forward looking statements. Any forward-looking statements herein are subject to certain risks and uncertainties in the Company's business, including but not limited to, reliance on key customers and competition in its markets, market demand, product performance, technological developments, maintenance of relationships with key suppliers, difficulties of hiring or retaining key personnel and any changes in current accounting rules, all of which may be beyond the control of the Company. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth therein.

      Management's Discussion and Analysis of Results of Financial Condition and Results of Operations ("MDA") should be read in conjunction with the financial statements included herein.

BUSINESS MODEL

General

We were formed on September 27, 2006. Our plan is to build a diverse portfolio of grocery product lines and brands produced by small and mid size North
American manufacturers and sell them to Eastern European and Russian Market through a network of local and national distributors. Our goal is to uniquely position ourselves as a supplier of niche grocery products consisting of:

1)       All natural and organic products
2)       Gluten free/wheat/yeast-free products
3)       Low sodium or salt free products
4)       Specialty/gourmet products with accent on "Made in USA" brands.

We intend to build a network of distributors and brokers who already operate on their respective local market by entering into distribution agreements. We will negotiate our fees and markup on a case by case basis with local distributors who have already built working relationships with local grocery chains and independent operators as well as distributors specializing in the food service channel.

PLAN OF OPERATION

Short term goal
---------------
The two key elements of our short term plan are to create our initial portfolio of products we want to sell to the Russian market and test sales performance of these products. Our plan of operation for the next twelve months will focus on four major areas of activity:

-        Operations
-        Marketing
-        Research and development
-        Financing


Long term goal
--------------
There are three key elements of our long term plan:

1) To expand our portfolio of products we currently have in our product list by diversifying our offerings with innovative new product line extensions, complementary products, and other gourmet food and beverage items.

2) To introduce new product categories including non food items such as natural and organic remedies, personal care products, natural and organic household cleaning solutions, etc.

3) To expand selling territories, increase number of distributors, uncover new distribution channels.

RESULTS OF OPERATIONS

From Inception on September 27, 2006 to November 30, 2007
---------------------------------------------------------
During the period from our inception to November 30, 2007, we entered into a Sales and Distribution Agreement with "OOO Neonovi Gorod" ("Neon City", Distributor), an agency specializing in product distribution, marketing and advertising in Russia and former CIS countries, whereby we appointed and granted Neon City a non-exclusive and non-assignable right to re-sell the products supplied by Innocent. We hired consultants in areas of bookkeeping and accounting. We also retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements. Our gross revenue for the three months ended November 30, 2007, and for the period from inception to November 30, 2007, was $653. Our loss since inception is $15,995 of which $5,000 is for accounting and audit fees; $900 for consulting services, $641 for general and administrative costs; $480 for organization costs; $1,000 for management fees; $2,174 for telephone expenses; and $5,848 for travel expenses.

We have reserved the domain name www.innocentcorp.com in anticipation of future expansion to include other brands in our brand development portfolio. From inception on September 27, 2006 to November 30, 2007, we have sold 4,000,000 shares of common stock at $0.001 per share to our directors for $4,000. In addition we have sold 3,000,000 shares of common stock at $0.010 per share for total proceeds of $30,000 during the same period.

LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2007, our total current assets were $32,398 comprising of cash of $29,745, accounts receivable of $653 and prepaid expenses of $2,000. At November 30, 2007, our total liabilities were $14,393 for a total working capital of $18,005. We expect to incur substantial losses over the next two years.

Historically, we have funded our operations through financing activities consisting primarily of private placements of equity securities with existing shareholders and outside investors. During the period from inception to November 30, 2007, proceeds of $34,000 were received from the sale of securities in connection with various private placements.

Due to the "start up" nature of our business, we expect to incur losses as it expands. To date, our cash flow requirements have been primarily met by debt and equity financings. Management believes that we have sufficient cash flow to meet our capital requirements for at least the next twelve months. Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all. If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations. Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company's operations.

Off-Balance Sheet Items
-----------------------
We currently do not have any off-balance sheet items.

Critical Accounting Policies
----------------------------
Our discussion and analysis or plan of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to income taxes and contingencies. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies reflect its more significant estimates and assumptions used in the preparation of its financial statements.

Revenue Recognition
-------------------
Sales are recognized when revenue is realized or realizable and has been earned. The Company's policy is to recognize revenue when risk of loss and title to the product transfers to the customer. Net sales is comprised of gross revenues less expected returns, trade discounts and customer allowances, which include costs associated with off-invoice mark-downs and other price reductions, as well as trade promotions and coupons. These incentive costs are recognized at the later of the date on which the Company recognizes the related revenue or the date on which the Company offers the incentive.

Foreign Currency Translation
----------------------------
The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", since the functional currency of the Company is U.S. dollars, the foreign currency financial statements of the Company's subsidiaries are re-measured into U.S. dollars. Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders' equity accounts and furniture and equipment are translated by using historical exchange rates. Any re-measurement gain or loss incurred is reported in the income statement.

Income Taxes
------------
The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended August 31, 2007, and for the period ended November 30, 2007.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

    You should rely only on the information contained in this prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of the shares. Our business, financial condition, results of operations and prospects may have changed since that date.

    We obtained statistical data and certain other industry forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this prospectus.

Background
----------
We were incorporated pursuant to the laws of Nevada on September 27, 2006 for the purpose of sale, and marketing of natural food products produced and developed by North American companies to foreign markets.

On October 22, 2007, we entered into a Sales and Distribution Agreement with "OOO Neonovi Gorod" ("Neon City", distributor), an agency specializing in product distribution, marketing and advertising in Russia and former CIS countries, whereby we appointed and granted Neon City a non-exclusive and non-assignable right to re-sell the products supplied by Innocent.

The material terms of the agreement are as follows:

         Distribution  Rights.  The  distribution  rights  shall be  limited  to
         --------------------
customers who have places of business in, and will initially sell the products supplied by Distributor in the geographic area ("Target Territory"). The Distributor accepts the rights to re-sell the products supplied by Innocent in consideration of $500 (five hundred dollars) payable upon signing of this Agreement (Paid).

         Prices.  All prices stated are FOB the  Company's  offices in Petaluma,
         ------
California, USA, or where the products will be shipped directly from manufacturer or distributor in North America, offices and distribution centers of these manufacturers and distributors. Prices do not include transportation costs which shall be borne by Neon City. Prices do not include federal, state or local taxes applicable to the products sold under this Agreement. An amount equal to the appropriate taxes will be added to the invoice by the Company where the Company has the legal obligation to collect such taxes. Distributor shall pay such amount to the Company unless Distributor provides Company with a valid tax exemption certificate authorized by the appropriate taxing authority. Neon City agrees to pay to the Company up to 40% mark-up on the Products purchase price, excluding shipping costs if the Products were shipped directly to Neon City, paid by the Company to its suppliers in North America.

         Terms.  Terms are net cash upon  delivery,  except  where  satisfactory
         ------
credit is established in which case terms are net thirty (30) days from date of delivery. The Company reserves the right to revoke any credit extended at the Company's sole discretion. Distributor agrees to pay such invoices when due regardless of other scheduled deliveries. Invoices not paid within thirty (30) days of the invoice date will have one percent (1 %) per month finance charge assessed against the unpaid balance from the date of invoice until the date of payment.

      Continuation  of Business.  This  Agreement  shall not prevent or restrict
      -------------------------
Neon City from continuing its business as usual in the Target Territory.

     Term.  This  agreement  shall be  effective  on October 22, 2007 and shall
     -----
continue in effect until the second anniversary of the date hereof, unless earlier terminated in accordance with the provisions of Section 10 hereof.

     Renewal. This Agreement will be renewed automatically for the period of one
     --------
year unless terminated by the parties.


INDUSTRY OVERVIEW

General
-------
Russia's economic advancements over the past several years have increased consumer incomes and in turn, bolstered the country's developing foodservice and retail food sectors.

Russians are increasingly leading busier, more "Westernized" lifestyles, and are demanding more convenience products, frozen processed food and ready-meals. The growing presence of freezers and microwaves in households is also helping support this trend. However, this development is largely focused in wealthier, urban areas such as Moscow and St. Petersburg, as well as smaller Nizhny Novgorod, Novosibirsk and Ekaterinburg, while other consumer regions are slower to follow. Furthermore, average disposable income per capita is projected to continue to rise (i.e. 40% between 2005 and 2015) and will further help support this consumer trend.

As Russians in major urban areas enjoy higher incomes and lead busier lifestyles, time dedicated to traditional meal preparation and dining at home with family is commonly shifting to consumption of prepared meals or those at restaurants. Rising consumer affluence has also driven growth in the number of restaurants featuring international cuisine; Latin American, Asian, Middle Eastern and Italian restaurants are increasingly popular, as Russia's middle class continues to expand.

As Russian incomes rise and the country's middle-class expands, demand for better quality food and product selection is rising. The emergence of modern retail formats (e.g. both local and international supermarket and hypermarket chains) in recent years has also helped drive this consumer trend.

Retail
------
Discounters and hypermarkets are currently the fastest growing retail grocery formats in Russia. Lower-income consumers prefer shopping at discounters due to their bargain prices, while middle- and upper-income households typically enjoy shopping at hypermarkets once a week for family groceries. Supermarkets, warehouse wholesalers and convenience stores are also popular shopping formats.

Major retail food chains operating in Russia include Pyaterochka and Perekryostok (recently merged under the X5 Retail Group), Metro, Magnit, Dixy Mart, Seventh Continent and Ramstore. Carrefour recently announced its intentions to enter the market as well.

Retail food outlets are expected to drive demand for convenience and new and innovative products, value or budget priced goods, premium and healthy food offerings (demand is currently limited due to lack of consumer awareness), and international and private label brands in the long-term.

In 2001, Nowadays, Ramstore, Metro, Cash and Carry, Spar, Pyaterochka, Kopeika, and Seventh Continent among others, began introducing private label goods into their product lines. Although consumers are rather doubtful of such products (i.e. due to perceptions of private labels being of less-quality than branded
products, and  for  lower-income   consumers), additional promotion and  product
line expansions are expected to increase sales in the future.


Hotels, Restaurants and Institutions (HRI)
------------------------------------------
The Russian HRI market is developing at a rapid pace due to increasing consumer incomes and a growing tourism industry. This, in turn, has opened a growing market for premium food imports. The HRI sector reportedly relies on imports to meet 90% of its food requirements.

Competitors
-----------
As a European country, Russia relies heavily on its many European and former Soviet Union neighbours as import sources, making the territory a more challenging market for North American products and companies to penetrate. Russia's principal agri-food import sources include Brazil (13%), Germany (5.8%), Ukraine (4.5%) and the Netherlands (4.5%).

Considerable competition exists in the Russian agri-food market from domestic retail grocery chains. Although large multinationals have seen great success and market shares to date, the high volume of supermarket mergers and acquisitions currently taking place in the industry have allowed Russian companies to maintain a strong foothold in the sector.

Access Issues
-------------
Russia remains a destination of constant trade and investment interest for foreign investors, and holds potential for foreign companies wanting to penetrate the developing Eastern European region. To facilitate successful market entry, exporters are encouraged to develop market entry strategies that include working with local importers and distributors to develop a presence, gain valuable market advice, and best position products to meet local tastes, laws and pricing.

Russia's transportation infrastructure is most efficient in and centred around Moscow. However, distribution networks remains largely underdeveloped throughout the rest of the country. Approximately 90% of goods are distributed by rail; Russia's highways are not designed to carry large trucking volumes and the trucking industry still remains in its infancy. The country's vast and rugged landscape has also delayed the development of a nation-wide highway system. Russia's port systems also suffer from underinvestment and lack of up-to-date technology. Reforms and investment across all transportation networks are needed to ensure Russia's competitiveness on the world stage as a global trading partner. However, Russia's ongoing transition to a market economy and future WTO accession are expected to improve market access and the country's business environment.

As a member of the UN and APEC, Russia implements international accords and policies from these bodies. However, since Russia is still transitioning to a market economy, it does hold several import regulations which North American exporters should be aware of before entering the market:

- Import duties are applied to most goods and typically range from 5% to 20% of products' customs values. However, some commodities, particularly agri-food products, are subject to specific tariffs that are calculated by volume, weight or quantity.
- Excise taxes, ranging from 20% to 570%, depending on the commodity exported, also apply to goods such as alcohol and tobacco products. Russia typically levies an 18% Value Added Tax (VAT) on imported goods; however, basic food products are subject to a reduced rate of 10%.


Plan of operations
------------------

Short term goal (twelve-month period)
-------------------------------------
The two key elements of our short term plan are to create our initial portfolio of products we want to sell to the foreign market and do a test market of these products. Our plan of operation for the next twelve months will be focused on four major areas:

-        Operations
-        Marketing
-        Research and development
-        Financing

Operations
----------
1) We plan to create a portfolio of grocery products by sourcing them through industry trade shows, directly contacting North American manufacturers, searching through food industry publications, ads and referrals. We are planning to start with two-three products in each of the following categories:
- Natural and organic products (all-natural and heart healthy snack bars made with real ingredients like fruits and nuts, high quality organic chocolates, organic cereals, and energy bars).
- Gluten free, wheat free, yeast free products (Gluten free cookies, crisps, baking mixes, cereals, spice blends, etc.)
- Salt free or low sodium dietary products (Low sodium, low fat, low calorie sauces, marinades, vinaigrettes, granolas, trial mixes, etc.)
- Specialty gourmet products that carry uniquely American flavors (dry rubs and seasoning blends, barbeque sauces, marinades, etc.)
2) We will buy samples and small quantities of chosen products from vendors throughout the United States and ship them to our distributor Neon City for testing on the local market. Neon City will utilize their existing contacts to introduce the products to buyers at local grocery chains as well as to food service operators.

3) Our company will create a list of perspective products based on feedback we will receive from our distributor.
4) We will obtain all the necessary information about prospective products we wish to include in our portfolio from the manufacturers for the purpose of developing a sale support system.
5) Upon receiving a purchase order from Neon City, Innocent will place a trial order with chosen manufacturers or their distributors and fulfil it by shipping purchased goods to Neon City.
6) We will evaluate the consumer response to the introduced new products by working closely with Neon City and deciding on whether to keep or adjust our product lines. Then we will develop a more detailed plan of operations including types of products and next order volumes.

Marketing
---------
We plan to develop a strategic marketing plan by working together with Neon City for generating product awareness in the areas we plan to introduce our products first. The marketing plan will cover the following:

1) Active promotional program including in-store demonstrations and trial tastings, printing coupons and other promotional materials, educating buyers and other potential distributors on the products we carry.
2)       Public and media relations program in key markets.
3) Sponsoring events, chef's competitions by supplying our products to increase consumer awareness of brands that we represent.

Research and development
------------------------
We will continuously educate ourselves on the market trends and consumer preferences by attending industry Trade shows, participating in industry educational seminars, and networking events.

Financing
---------
As of the date of this registration statement we have raised $34,000 from various private placements. Management believes that we have sufficient cash flow to meet our capital requirements for at least the next twelve months. Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek other sources of financing on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all. If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Long term goal (five-year period)
---------------------------------
There are three key elements of our long term plan:

1) Expand our portfolio by diversifying our offerings with innovative new product line extensions, complementary products, and other gourmet food and beverage items.
  2) Introduce new product categories including non food items such as natural and organic remedies, personal care products, household cleaning natural or organic solutions etc.
4) Expand selling territories, increase number of distributors, and uncover new distribution channels.

Competition
-----------
      The Company's business is subject to significant competition. The food industry is highly competitive and Eastern European market is dominated by large multinational companies including among others Nestle, Kraft Foods, Mars, and Dirol Cadbury and Russian controlled United Confectioneries and SladCo. There are also a number of local competitors especially in the sauce and condiments product lines. Multinational competitors have already established their brand name recognition on Russian market; they have significantly larger marketing personnel and cash resources than our Company. In addition, large competitors from the European Union continue to introduce products into Russian and other CIS markets. Moreover, competition for shelf space in club and grocery stores is intense and poses great difficulty for smaller food companies and distributors.

  Innocent, Inc. will try to offer distinctive products, which address specific consumer needs. We will target specific group of consumers who have special dietary needs and are looking for healthy organic and natural products. However these efforts do not guarantee that our company will be competitive, since existing large distributors have greater resources to adjust to current market trends.

DESCRIPTION OF PROPERTY

We do not hold ownership or leasehold interest in any property.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Executive Officers and Directors:

-------------------------------------------------------------------------------
Name                        Age            Position
-------------------------------------------------------------------------------

Vera Barinova                51            President, Chief Executive Officer,
                                           and Director

Aleksandr Kryukov            22            Chief Financial Officer, Secretary
                                           Treasurer and Director

The directors will serve as directors until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Innocent's affairs.



Vera Barinova - President, Chief Executive Officer
--------------------------------------------------
Mrs. Vera Barinova earned her engineering degree from Moscow College of Manufacturing in 1979. After graduation she worked as an engineer-technologist in various food processing facilities. Currently Mrs. Barinova provides business development consulting services to private companies.

Aleksandr Kryukov - Secretary, Chief Financial Officer
------------------------------------------------------

Mr. Aleksandr Kryukov earned a bachelor degree in Economics from Siberian University of Commerce in 2007. He works as an accountant in Torgovy Dom Imports in Novosibirsk, Russia.

EXECUTIVE COMPENSATION

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of the year.

The table below shows what we have paid to our directors since our inception on September 27, 2006 through November 30, 2007.

SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------
                                                                 |     Long Term Compensation   |
                                  Annual Compensation             ------------------------------
                                ----------------------           |        Awards        |Payouts|
                                                Other             ------------------------------
                                                Annual
                                                Compen-          |Restricted| Securities|       |   All Other
Name and            Year                        sation           |Stock     | Underlying|  LTIP |    Compen-
Principal           Ended       Salary   Bonus                   |Awards    | Options/  |Payouts|    sation
Position                          ($)     ($)     ($)            | ($)      | SARs (#)  |  ($)  |      ($)
-----------------------------------------------------------------------------------------------------------------
Vera Barinova      09-27-06      -0-      -0-   $1,000 (1)        -0-           -0-         -0-         -0-
President,       (inception)
Chief Executive       to
Officer,           11-30-07

Aleksandr Kryukov  09-27-06      -0-      -0-   $  900 (2)        -0-           -0-         -0-         -0-
Chief            (inception)
Financial             to
Officer,           11-30-07
Director
------------------------------------------------------------------------------------------------------------------

(1) The company's president provides management services to the company as per unwritten arrangement with the company. During the period ended November 30, 2007, the company paid $1,000 for management services.

    (2) A director of the company provides consulting services to the company. During the period ended November 30, 2007, the company paid $900 for consulting services.

DESCRIPTION OF SECURITIES

Common Stock
------------
The authorized capital stock of Innocent, Inc. consists of 75,000,000 common shares, $0.001 par value. Common Stock Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Innocent, whether voluntary or involuntary, to share equally in the assets of Innocent available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Innocent's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights
-------------
Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy
---------------
Holders of Innocent's common stock are entitled to dividends if declared by the Board of Directors out of funds legally available; therefore, Innocent does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Innocent's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants
-----------------------
We have not issued and do not have outstanding any warrants to purchase shares of our common stock.






                                       26
Options
-------
We have not issued and do not have outstanding any options to purchase shares of our common stock.


Convertible Securities
----------------------
We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.


MARKET FOR COMMON EQUITY AND RELATED SECURITY HOLDER MATTERS

Market Information
------------------

Our common stock is not traded on any exchange. We plan to eventually seek quotation on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a quotation. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a quotation of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for quotation on the OTC Bulletin Board.

We intend to apply for quotation of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not quoted and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The following table sets forth the ownership, as of March 31, 2008 of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of March 31, 2008, there were 7,000,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

--------------------------------------------------------------------------------
                                              Amount and
                                              Nature of
Title of Class    Name of                     Beneficial         Percent
of
                  Owner                       Ownership            Class
                                                 (1)                (%)
--------------------------------------------------------------------------------

Common            Vera Barinova               3,000,000             42.86
                  President, CEO,

Common            Aleksandr Kryukov
                  Secretary, CFO, Treasurer   1,000,000             14.29
                  and Director

Common            All Officers and            4,000,000              57.15
                  Directors as a Group
                  that consists of two
                  persons
--------------------------------------------------------------------------------

1 Includes shares that could be obtained by the named individual within the next 60 days.

The percent of class is based on 7,000,000 shares of common stock issued and outstanding as of the date of this prospectus.


Certain Relationships and Related Transactions
----------------------------------------------

The President of the Company provides management services to the Company. During the period ended November 30, 2007 management fees of $1,000 were charged to operations.

A director of the Company provides consulting services to the Company. During the period ended November 30, 2007 consulting fees of $900 were charged to operations.

We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings which involve Innocent.

Since inception, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
(4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.


DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.


INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Harrison Law P.A., our legal counsel, has provided an opinion on the validity of our common stock. We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

The financial statements included in this prospectus and the registration statement have been audited by Moore & Associates, Chartered Accountants and Advisors, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Reports to Security Holders
---------------------------
Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.


FINANCIAL STATEMENTS

Index to the Audited Financial Statements                                   Page
-----------------------------------------                                   ----

Report of Independent Registered Certified Public Accounting Firm            F-2
Balance Sheets                                                               F-3
Statement of Operations                                                      F-4
Statement of Cash Flows                                                      F-5
Statement of Stockholders' Equity                                            F-6
Notes to the Financial Statements                                            F-7

                                 INNOCENT, INC.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                November 30, 2007














BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors
Innocent, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Innocent, Inc. (A Development Stage Company) as of November 30, 2007 and August 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the three months ended November 30, 2007 and inception on September 27, 2006 through August 31, 2007 and September 27, 2006 (inception) through November 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innocent, Inc. (A Development Stage Company) as of November 30, 2007 and August 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the three months ended November 30, 2007 and inception on September 27, 2006 through August 31, 2007 and September 27, 2006 (inception) through November 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital of $18,005 and has an accumulated deficit of $15,995 since inception, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
---------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
February 25, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499
Fax (702) 253-7501

                                 INNOCENT, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                               November 30,        August 31,
                                                                                   2007               2007
                                                    ASSETS
                                                    ------
Current assets
   Cash                                                                      $        29,745    $
                                                                                                               -
   Accounts receivable                                                                   653                   -
   Prepaid expenses                                                                    2,000                   -
                                                                                ------------        ------------
     Total current assets                                                             32,398                   -
                                                                                ------------        ------------
Total assets                                                                 $        32,398     $             -
                                                                                ============        ============

                                       LIABILITIES & STOCKHOLDERS'EQUITY
                                       ---------------------------------
Current liabilities
   Accounts payable and accrued liabilities                                  $        14,393     $         3,980
                                                                                ------------        ------------
      Total current liabilities                                                       14,393               3,980
                                                                                ------------         -----------

Stockholders' Equity
Common stock $0.001 par value;
       75,000,000 shares authorized;
       7,000,000 shares and 4,000,000 issued and outstanding                           7,000               4,000
Additional paid-in capital                                                            27,000                   -
Subscription Receivable                                                                    -        (      4,000)
Deficit accumulated during the development stage                                (     15,995)       (      3,980)
                                                                                ------------         ------------
Total Stockholders' Equity                                                           18,005         (      3,980)
                                                                                ------------         ------------
Total Liabilities and Stockholders' Equity                                   $        32,398     $             -
                                                                                ============         ============

    The accompanying notes are an integral part of these financial statements

                                 INNOCENT, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS

                                                                 Three months          September 27,2006       September 27,2006
                                                                    Ended            (Inception) Through     (Inception) Through
                                                                  November 30,             August 31,              November 30,
                                                                     2007                    2007                     2007
                                                                     ----                    ----                     ----
    Sales                                                   $          653             $            -           $          653
                                                                -------------           -------------            -------------
    Cost of goods sold                                                 605                          -                      605
                                                                -------------           -------------            -------------
    Gross profit                                                        48                          -                       48
                                                                -------------           -------------            -------------
    Operating Expenses:
       Accounting and audit fees                            $        1,500             $        3,500           $        5,000
       Consulting                                                      900                          -                      900
       General and administrative                                      641                          -                      641
       Management                                                    1,000                          -                    1,000
       Organization costs                                                -                        480                      480
       Telephone                                                     2,174                          -                    2,174
       Travel and promotion                                          5,848                          -                    5,848
                                                                ----------              -------------            -------------
                                                                    12,063                      3,980                   16,043
                                                                ----------              -------------            -------------
    Income (loss) before provision for income tax               (   12,015)              (      3,980)            (     15,995)
    Provision for income tax
                                                                         -                       -                       -
                                                                ----------              -------------            -------------
    Net income (loss)                                       $   (   12,015)           $  (      3,980)         $  (     15,995)
                                                                ==========              =============            =============
    Net income (loss) per share                             $   (     0.01)           $  (       0.00)
                                                                ===========             =============
    Weighted average number of common shares outstanding         5,186,813                  4,000,000
                                                                ============            =============

                                       F-4

    The accompanying notes are an integral part of these financial statements

                                 INNOCENT, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                   Three months        September 27,2006      September 27,2006
                                                                       Ended          (Inception) Through    (Inception) Through
                                                                    November 30,           August 31,             November 30,
                                                                       2007                  2007                    2007
                                                                       ----                  ----                    ----
Operating Activities:
   Net income (loss)                                           $  (      12,015)   $  (       3,980)       $  (      15,995)
   Adjustment to reconcile net income to net cash
   provided by (used for) operating activities:
     Accounts receivable                                          (         653)                  -           (         653)
     Prepaid expenses                                             (       2,000)                  -           (       2,000)
     Accounts payable and accrued liabilities                            10,413               3,980                  14,393
                                                                 ---------------        -----------            -------------
          Net cash provided by (used for) operating activities    (       4,255)                  -           (       4,255)
                                                                 ---------------        -----------            -------------
Financing Activities:
   Proceeds from issuance of common stock                                34,000                   -                  34,000
                                                                 ---------------        -----------            -------------
          Net cash provided by (used for) financing  activities          34,000                   -                  34,000
                                                                 ---------------        -----------             ------------
Net Increase (Decrease) In Cash                                          29,745                   -                  29,745
Cash At The Beginning Of The Period                                           -                   -                       -
                                                                 ---------------        -----------             -----------
Cash At The End Of The Period                                   $        29,745    $              -         $        29,745
                                                                 ===============        ===========             ===========
Schedule Of Non-Cash Investing And Financing
Activities - None

Supplemental Disclosure
  Cash paid for:
       Interest                                                 $             -   $               -        $               -
                                                                 ===============        ===========             ============
       Income Taxes                                             $             -   $               -        $               -
                                                                 ===============        ===========             ============

    The accompanying notes are an integral part of these financial statements

                                 INNOCENT, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
            September 27, 2006 (Inception) Through November 30, 2007

                                                                                                           Deficit
                                                                                                         Accumulated
                                                                            Additional                     During the
                                                       Common Shares          Paid-in   Subscription     Development
                                                   Number         Par Value   Capital    Receivable         Stage          Total
                                                  ---------      ----------   -------    -----------      -----------    --------
Balances, September 27, 2006,
 Common stock subscription at $0.001               4,000,000   $     4,000  $         -   $  (  4,000) $          -  $          -
Net gain (loss) for the period ended
August 31, 2007                                            -             -            -             -    (    3,980)        3,980)
                                                  ----------     ----------   ---------   -----------     ----------    ----------
Balances, August 31, 2007                          4,000,000         4,000            -      (  4,000)   (    3,980)        3,980)
                                                  ----------     ----------   ---------   -----------     ----------    ----------
Issued for cash:
Subscription paid for                                      -             -            -         4,000             -         4,000
Common stock October, 2007 - at $0.010             3,000,000         3,000       27,000             -             -        30,000
Net gain (loss) for the period ended November 30, 2007     -             -            -             -    (   12,015)       12,015)
                                                  ----------     ----------   ---------   -----------     ----------    ----------
Balances, November 30, 2007                        7,000,000   $     7,000  $    27,000   $         -  $ (   15,995)  $    18,005
                                                  ==========     ==========   =========   ===========     ==========    ==========

    The accompanying notes are an integral part of these financial statements

                                  NNOCENT, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                November 30, 2007
                             (Stated in US Dollars)


Note 1        Nature and Continuance of Operations
              ------------------------------------
              Organization
              ------------
              The Company was incorporated in the State of Nevada, United States of America on September 27, 2006, and its fiscal year end is August 31. The Company is engaged in sales of new food products produced or developed by North American companies to foreign markets.

              Going Concern
              -------------
              These financial statements have been prepared on a going concern basis. The Company has a working capital of $18,005, and has accumulated deficit of $15,995 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern. Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------

              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              Development Stage Company
              -------------------------

              The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

Innocent Inc.
(A Development Stage Company)
Notes to the Financial Statements
November 30, 2007 - Page 2

Note 2        Summary of Significant Accounting Policies - (cont'd)
              -----------------------------------------------------
              Revenue Recognition
              -------------------
              Sales are recognized when revenue is realized or realizable and has been earned. The Company's policy is to recognize revenue when risk of loss and title to the product transfers to the customer. Net sales is comprised of gross revenues less expected returns, trade discounts and customer allowances, which include costs associated with off-invoice mark-downs and other price reductions, as well as trade promotions and coupons. These incentive costs are recognized at the later of the date on which the Company recognizes the related revenue or the date on which the Company offers the incentive.

              Impairment of Long-lived Assets
              -------------------------------
              Capital assets are reviewed for impairment in accordance with FAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002. Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

              Research and Development
              ------------------------
              Research and development expenditures are expensed as incurred.

              Foreign Currency Translation
              ----------------------------
              The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", since the functional currency of the Company is U.S. dollars, the foreign currency financial statements of the Company's subsidiaries are re-measured into U.S. dollars. Monetary assets and liabilities are re-measured using the foreign exchange rate that prevailed at the balance sheet date. Revenue and expenses are translated at weighted average rates of exchange during the year and stockholders' equity accounts and furniture and equipment are translated by using historical exchange rates. Any re-measurement gain or loss incurred is reported in the income statement.

              Net Loss per Share
              ------------------
              Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

              Stock-based Compensation
              ------------------------
              The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Innocent Inc.
(A Development Stage Company)
Notes to the Financial Statements
November 30, 2007 - Page 3

Note 2        Summary of Significant Accounting Policies - (cont'd)
              -----------------------------------------------------

              Income Taxes
              ------------
              The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              Fair Value of Financial Instruments
              -----------------------------------
              The carrying value of the Company's financial instruments consisting of cash, accounts payable and accrued liabilities, agreement payable and due to related party approximate their carrying value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Recent Accounting Pronouncements
              --------------------------------
              In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning February 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

              In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006 which for the Company would be February 1, 2007. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

              In  September  2006,  the SEC  issued  Staff  Accounting  Bulletin
              ("SAB")   No.  108,   "Considering   the  Effects  of  Prior  Year
              Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected

Innocent Inc.
(A Development Stage Company)
Notes to the Financial Statements
November 30, 2007 - Page 4

Note 2        Summary of Significant Accounting Policies - (cont'd)
              -----------------------------------------------------
             Recent Accounting Pronouncements - (cont'd)
              ------------------------------------------
              misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006 which for the Company would be February 1, 2007. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

              In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

Note 3        Stockholders' Equity
              --------------------
              The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

              During the period from September 27, 2006 (inception) to November 30, 2007, the Company issued 4,000,000 shares of common stock at $0.001 per share to its directors for total proceeds of $4,000 and 3,000,000 shares of common stock at $0.010 per share for total proceeds of $30,000.

              To November 30, 2007, the Company has not granted any stock options and has not recorded any stock-based compensation.

Note 4        Related Party Transactions
              --------------------------

             a) The President of the Company provides management services to the Company. During the period ended November 30, 2007 management services of $1,000 (August 31, 2007 - $Nil) were charged to operations.

              b) A director of the Company provides consulting services to the Company. During the period ended November 30, 2007 consulting services of $900 (August 31, 2007 - $Nil) were charged to operations.

Innocent Inc.
(A Development Stage Company)
Notes to the Financial Statements
November 30, 2007 - Page 5


Note 5        Income Taxes
              ------------
              The significant components of the Company's deferred tax assets are as follows:

                                                                                November 30,           August 31,
                                                                                    2007                  2007
                                                                                -----------            ----------
             Deferred Tax Assets
               Non-capital loss carryforward                                 $         2,400         $           597
                Less:  valuation allowance for deferred tax asset              (      2,400)           (         597)
                                                                                ------------            -------------
                                                                             $            -          $             -
                                                                                ============            =============

              There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to approximately $15,995 at November 30, 2007 (August 31, 2007 - $3,980) which may be available to reduce future year's taxable income.

              These carryforwards will expire, if not utilized, commencing in 2027. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

                                   PROSPECTUS

                                 Innocent, Inc.

                        3,000,000 Shares of Common Stock

      No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

      The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

      Until ___________, 2008, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee      $      1.18
Transfer Agent Fees                                      $    800.00
Accounting fees and expenses                             $  5,000.00
Legal fees and expenses                                  $  2,500.00
Edgar filing fees                                        $    800.00

                                                         -----------
Total                                                    $  9,101.18
                                                         ===========

All amounts are estimates other than the Commission's registration fee

IDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes ("NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:


       (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

       (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

       (3) a transaction from which the director derived an improper personal profit; and

       (4)    willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

       (1) such indemnification is expressly required to be made by law;

       (2)    the proceeding was authorized by our Board of Directors;

       (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

       (4) such indemnification is required to be made pursuant to the bylaws.


Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ISSUANCES OF UNREGISTERED SECURITIES

We completed an offering of 4,000,000 shares of our common stock at a price of $0.001 per share to our directors Vera Barinova (3,000,000) and Aleksandr Kryukov (1,000,000), on October 23, 2007. The total amount received from this offering was $4,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 3,000,000 shares of common stock at a price of $0.010 per share to a total of 30 purchasers on October 27, 2007. The total amount received from this offering was $30,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:


Name of Subscriber      Number of Shares
------------------      ----------------

Ksenia Yujaninova         100,000
Alisa Goncharova          100,000
Alexander Cheremnih       100,000
Olga Shenberger           100,000
Anton Morozov             100,000
Ilya Burakov              100,000
Grigori Laptev            100,000
Alena Timonina            100,000
Andrei Ibragimov          100,000
Anton Pogodaev            100,000
Nikolai Volvich           100,000
Ruslan Firsov             100,000

Name of Subscriber      Number of Shares
------------------      ----------------

Tatyana Raizvikh          100,000
Olga Sharapova            100,000
Oksana Zaida              100,000
Dmitri Kolmakov           100,000
Alesya Silina             100,000
Evgenia Avramenko         100,000
Anjelika Krivonosova      100,000
Pavel Kirillov            100,000
Ekaterina Afanaseva       100,000
Evgenia Fursenko          100,000
Elena Pogorelova          100,000
Pavel Mihaljkov           100,000
Violetta Vorosova         100,000
Irina Krasnova            100,000
Maria Bolotskaya          100,000
Tatyana Kozlova           100,000
Elena Ionicheva           100,000
Anna Yakovleva            100,000


The offer and sale of all Shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act. The Investor acknowledged the following: Subscriber is not a United States Person, nor is the Subscriber acquiring the Shares directly or indirectly for the account or benefit of a United States Person. None of the funds used by the Subscriber to purchase the Units have been obtained from United States Persons. For purposes of this Agreement, "United States Person" within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Exhibits

Exhibit
Number        Description
-------       -----------

 3.1         Articles of Incorporation
 3.2         Bylaws
 5.1         Legal Opinion of Harrison Law, P.A. with consent to use
10.1         Sales and Distribution Agreement
23.1         Consent of Moore & Associates, Chartered Accountants and Advisors

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

     (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

    (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

     (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on March 31, 2008.


                                           INNOCENT, INC.

Date: March 31, 2008                       By:       /s/ Vera Barinova
                                           ---------------------------------
                                           Name:     Vera Barinova
                                           Title:    Chief Executive Officer

Date: March 31, 2008                       By:       /s/ Aleksandr Kryukov
                                           ---------------------------------
                                           Name:     Aleksandr Kryukov
                                           Title:    Chief Financial Officer

      In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Vera Barinova                                           Date: March 31, 2008
----------------------
Vera Barinova
Chief Executive Officer

-------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 Innocent, Inc.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

                                INDEX TO EXHIBITS

Exhibit
Number        Description
-------       -----------

 3.1         Articles of Incorporation
 3.2         Bylaws
 5.1         Legal Opinion of Harrison Law, P.A. with consent to use
10.1         Sales and Distribution Agreement
23.1         Consent of Moore & Associates, Chartered Accountants and Advisors